Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Tidewater Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	456(b) and 457(r)	(2)	(2)	(2)	(1)

	Equity	Common Stock, $0.001 par value per share	456(b) and 457(r)	(2)	(2)	(2)	(1)

	Equity	Preferred Stock, no par value	456(b) and 457(r)	(2)	(2)	(2)	(1)

	Other	Warrants	456(b) and 457(r)	(2)	(2)	(2)	(1)
	Other	Units	456(b) and 457(r)	(2)	(2)	(2)	(1)

Fees Previously Paid			N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (“Securities Act”), Tidewater Inc. is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. Tidewater will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(2)	This registration statement registers an indeterminate aggregate initial offering price or number of securities of each identified class as may from time to time be offered at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder. In addition, pursuant to Rule 416 of the Securities Act, the shares of common stock and preferred stock being offered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares of common stock and preferred stock being offered hereunder as a result of stock splits, stock dividends or similar transactions.